Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of June 30, 2015, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and six months ended June 30, 2015, of HC2 Holdings, Inc (“HC2”, “we”, “us”, “the Company”, or “our”), gives effect to (i) the effect of the acquisition of Schuff International, Inc. (“Schuff”) (ii) the full-period effect of the acquisition of Bridgehouse Marine Limited (“Bridgehouse Marine”) and (iii) the acquisition of United Teacher Associates Insurance Company (“UTAIC “) and Continental General Insurance Company (“CGIC” and, together with UTAIC, the “Insurance Companies”), in each case, by HC2.

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 gives effect to the Insurance Companies acquisitions as if they had occurred on June 30, 2015. The unaudited pro forma condensed combined balance sheet is derived from the unaudited historical financial statements of HC2 and the Insurance Companies as of June 30, 2015.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 give effect to the Schuff, Bridgehouse Marine, and Insurance Companies acquisitions as if they had occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations is derived from the audited historical financial statements of HC2 and Insurance Companies as of and for the year ended December 31, 2014, the unaudited historical financial statements of Bridgehouse Marine for the nine months ended September 30, 2014 and Schuff for the five months ended May 26, 2014, and the unaudited historical financial statements of HC2 and Insurance Companies as of and for the six months ended June 30, 2015.

The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined financial statements were based on, and should be read in conjunction with:

•	Our historical audited and unaudited consolidated financial statements and related notes and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed on August 10, 2015.
•	UTAIC’s and CGIC’s historical audited financial statements and related notes for the fiscal years ended December 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three fiscal years ended December 31, 2014, which is attached hereto as Exhibit 99.5 and is incorporated herein by reference.
•	Schuff’s historical audited financial statements and related notes as of and for the year ended December 29, 2013, and the unaudited historical financial statements of Schuff and related notes as of and for the three-month period ended March 31, 2014, which were previously filed as Exhibit 99.1 and Exhibit 99.2, respectively, to the Company’s Current Report on Form 8-K/A, filed on August 14, 2014.
•	Bridgehouse Marine’s historical audited financial statements and related notes as of December 31, 2013 and for the year then ended, which were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A, filed on December 8, 2014.

The unaudited pro forma adjustments, which the Company believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements have been prepared by HC2’s management in accordance with SEC Regulation S-X Article 11 and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the transactions. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to reflect expected cost savings that may be achievable or the impact of any non-recurring activity or one-time transaction related costs.

The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the unaudited pro forma condensed combined statements of operations and are not expected to have a continuing impact on the results of operations of the combined company.

HC2 HOLDING, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of June 30, 2015 (in thousands, except share data amounts)
					Pro Forma Adjustments
	HC2	UTAIC	CGIC	Combined UTAIC and CGIC	UTAIC and CGIC Acquisition	Ref.		Pro Forma As Adjusted
ASSETS
Investments
Fixed maturities, available for sale at fair value	$1,032	$1,003,150	$231,487	$1,234,637	$-			$1,235,669
Equity securities, available for sale at fair value	27,329	67,407	11,757	79,164	-			106,493
Mortgage loans	-	-	2,113	2,113	-			2,113
Policy loans	-	15,831	2,764	18,595	-			18,595
Other investments	55,697	3,666	223	3,889	-			59,586
Total investments	84,058	1,090,054	248,344	1,338,398	-			1,422,456

Cash and cash equivalents	68,941	21,760	6,651	28,411	(9,296)	(6a	)	88,056
Restricted cash	7,188	-	-	-	-			7,188
Accounts receivable, net	214,027	-	-	-	-			214,027
Cost and recognized earnings in excess of billings on uncompleted contracts	35,573	-	-	-	-			35,573
Inventories	17,796	-	-	-	-			17,796
Recoverables from reinsurers	-	179,262	420,504	599,766	-			599,766
Accrued investment income	-	12,100	2,634	14,734	-			14,734
Deferred tax asset	22,699	-	19,759	19,759	16,448	(6b	)	58,906
Property and equipment, net	235,862	-	-	-	-			235,862
Goodwill	29,649	2,146	-	2,146	22,697	(6c	)	54,492
Intangibles including DAC, net	27,987	49,472	18,546	68,018	(65,323)	(6d	)	30,682
Other assets	42,175	2,405	487	2,892	(581)	(6e	)	44,486
Assets held for sale	8,597	-	-	-	-			8,597
Total assets	794,552	1,357,199	716,925	2,074,124	(36,055)			2,832,621

LIABILITIES AND STOCKHOLDERS’ EQUITY

Life, accident and health reserves	$-	$947,004	$559,315	$1,506,319	$196,190	(6f	)	$1,702,509
Annuity benefits accumulated	-	191,760	75,931	267,691	-			267,691
Accounts payable and other current liabilities	187,816	-	-	-	-			187,816
Billings in excess of costs and recognized earnings on uncompleted contracts	29,859	-	-	-	-			29,859
Deferred tax liability	-	289	-	289	(289)	(6g	)	-
Long-term obligations	387,073	-	-	-	13,000	(6h	)	400,073
Pension liability	34,538	-	-	-	-			34,538
Other liabilities	7,754	12,705	14,063	26,768	22,249	(6i	)	56,771
Total liabilities	647,040	1,151,758	649,309	1,801,067	231,150			2,679,257

Commitments and contingencies
Temporary equity
Preferred stock	53,013	-	-	-	-			53,013

Stockholders' equity:
Common stock	26	2,500	4,197	6,697	(6,696)	(6j	)	27
Additional paid-in capital	150,537	149,524	96,792	246,316	(240,206)	(6k	)	156,647
Retained earnings (accumulated deficit)	(58,157)	33,772	(38,048)	(4,276)	4,017	(6l	)	(58,416)
Treasury stock, at cost	(378)	-	-	-	-			(378)
Accumulated other comprehensive loss (income)	(20,139)	19,645	4,675	24,320	(24,320)	(6m	)	(20,139)
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	71,889	205,441	67,616	273,057	(267,205)			77,741
Noncontrolling interest	22,610	-	-	-	-			22,610

Total stockholders' equity	94,499	205,441	67,616	273,057	(267,205)			100,351
Total liabilities and stockholders' equity	$794,552	$1,357,199	$716,925	$2,074,124	$(36,055)			$2,832,621

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDING, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Six Months Ended June 30, 2015 (in thousands, except per share data amounts)
					Pro Forma Adjustments
	HC2	UTAIC	CGIC	Combined UTAIC and CGIC	UTAIC and CGIC Acquisition Adjustments	Ref.		Pro Forma As adjusted

Services revenue	$221,559	$-	$-	$-	$-			$221,559
Sales revenue	261,231	-	-	-	-			261,231
Life, accident and health net earned premiums	-	35,947	5,263	41,210	-			41,210
Net investment income	-	30,213	7,081	37,294	(3,088)	(7a	)	34,206
Realized gains/(losses) on investments		(1,485)	(844)	(2,329)	-			(2,329)
	.
Net revenue	482,790	64,675	11,500	76,175	(3,088)			555,877

Operating expenses:
Cost of revenue-services	196,509	-	-	-	-			196,509
Cost of revenue-sales	221,445	-	-	-	-			221,445
Life, accident and health benefits	-	40,735	8,917	49,652	(4,250)	(7b	)	45,402
Annuity benefits	-	3,628	1,179	4,807	-			4,807
Insurance acquisition expenses, net	-	8,435	1,966	10,401	(5,031)	(7c	)	5,370
Selling, general and administrative	49,529	7,029	2,530	9,559	-			59,088
Depreciation and amortization	10,242	-	-	-	-			10,242
(Gain) loss on sale or disposal of assets	971	-	-	-	-			971

Total operating expenses	478,696	59,827	14,592	74,419	(9,281)			543,834

Income (loss) from operations	4,094	4,848	(3,092)	1,756	6,193			12,043
Interest expense	(18,649)	-	-	-	-			(18,649)
Amortization of debt discount	(176)	-	-	-	-			(176)
Other income (expense), net	(4,744)	19	2,342	2,361	-			(2,383)
Foreign currency transaction gain (loss)	1,051	-	-	-	-			1,051

Income (loss) from continuing operations before income taxes and income (loss) from equity investees	(18,424)	4,867	(750)	4,117	6,193			(8,114)
Income (loss) from equity investees	(1,259)	-	-	-	-			(1,259)
Income tax benefit (expense)	3,369	(1,431)	277	(1,154)	(2,168)	(7d	)	47

Income (loss) from continuing operations	(16,314)	3,436	(473)	2,963	4,025			(9,326)

Less: Net (income) loss from continuing operations attributable to the noncontrolling interest	57	-	-	-	-			57
Net income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(16,257)	$3,436	$(473)	$2,963	$4,025			$(5,778)
Less: Perferred stock and dividends accretion	2,177	-	-	-	-			2,177
Net income (loss) from continuing operations attributable to common stock and participating preferred stockholders	$(18,434)	$3,436	$(473)	$2,963	$4,025			$(11,446)

Basic income (loss) per common share
Net loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.74)							$(0.45)
Diluted income (loss) per common share
Net loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.74)							$(0.45)
Common shares outstanding
Basic	24,838				867	(9)		25,705
Diluted	24,838				867	(9)		25,705

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDING, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Year Ended December 31, 2014 (in thousands, except per share data amounts)

				2014 Acquisitions Pro Forma Adjustments										Pro Forma Adjustments
	HC2 Year Ended December 31, 2014	Schuff Five Months Ended May 26, 2014	BML Nine Months Ended September 30, 2014	Schuff Acquisition Adjustments		BML Acquisition Adjustments		Other Pro Forma Accounting Adjustments		Pro forma As adjusted for 2014 Acquisitions	UTAIC Historical Year Ended December 31, 2014	CGIC Historical Year Ended December 31, 2014	Combined UTAIC and CGIC Year Ended December 31, 2014	UTAIC and CGIC Acquisition Adjustments	Ref.	Pro Forma As Adjusted Year ended December 31, 2014
Services revenue	$193,044	$-	$132,503	$-		$(159	) (8d)	$-		$325,388	$-	$-	$-	$-		$325,388
Sales revenue	350,158	177,823	-	-		-		-		527,981	-	-	-	-		527,981
Life, accident and health net earned premiums	-	-	-	-		-		-		-	70,883	12,606	83,489	-		83,489
Net investment income	-	-	-	-		-		-		-	59,942	15,484	75,426	(6,176)	(7a)	69,250
Realized gains/(losses) on investments	-	-	-	-		-		-		-	(5,505)	(1,471)	(6,976)	-		(6,976)

Net revenue	543,202	177,823	132,503	-		(159)		-		853,369	125,320	26,619	151,939	(6,176)		999,132
		-	-	-		-		-
Operating expenses:		-	-	-		-		-
Cost of revenue-services	174,956	-	91,104	1,019	(8a)	-		-		267,079	-	-	-	-		267,079
Cost of revenue-sales	296,530	149,226	-	-		-		-		445,756	-	-	-	-		445,756
Life, accident and health benefits	-	-	-	-		-		-		-	106,742	22,915	129,657	(8,649)	(7b)	121,008
Annuity benefits	-	-	-	-		-		-		-	6,274	2,627	8,901	-		8,901
Insurance acquisition expenses, net	-	-	-	-		-		-		-	15,094	3,525	18,619	(7,475)	(7c)	11,144
Selling, general and administrative	81,396	14,385	8,527	-		-		-		104,308	11,759	3,220	14,979	-		119,287
Depreciation and amortization	4,617	3,086	10,351	174	(8b)	3,470	(8e)	-		21,698	-	-	-	-		21,698
Asset impairment expense	291	-	-	-		-		-		291	-	-	-	-		291
Loss on sale or disposal of assets	(162)	208	104	-		-		-		150	-	-	-	-		150

Total operating expenses	557,628	166,905	110,086	1,193		3,470		-		839,282	139,869	32,287	172,156	(16,124)		995,314

Income (loss) from operations	(14,426)	10,918	22,417	(1,193)		(3,629)		-		14,087	(14,549)	(5,668)	(20,217)	9,948		3,818
Interest expense	(10,754)	(1,033)	(3,677)	-		-		(24,444	) (8g)	(39,908)	-	-	-	-		(39,908)
Amortization of debt discount	(1,593)	-	-	-		-		-		(1,593)	-	-	-	-		(1,593)
Other income (expense), net	436	(37)	3,164	-		-		-		3,563	19	4,800	4,819	-		8,382
Loss on early extinguishment or restructuring of debt	(11,969)	-	-	-		-		-		(11,969)	-	-	-	-		(11,969)
Foreign currency transaction gain (loss)	1,061	-	(1,634)	-		-		-		(573)	-	-	-	-		(573)

Income (loss) from continuing operations before income (loss) from equity investees and income taxes	(37,245)	9,848	20,270	(1,193)		(3,629)		(24,444)		(36,393)	(14,530)	(868)	(15,398)	9,948		(41,843)
Income (loss) from equity investees	3,359	-	2,955	-		-		-		6,314	-	-	-	-		6,314

Income tax benefit (expense)	24,484	(3,619)	(979)	-		-		-		19,886	5,443	315	5,758	(3,482)	(7d)	22,162

Income (loss) from continuing operations	$(9,402)	$6,229	$22,246	$(1,193)		$(3,629)		$(24,444)		$(10,193)	$(9,087)	$(553)	$(9,640)	$6,466		$(13,367)

Less: Net (income) loss from continuing operations attributable to the noncontrolling interest	(2,559)	(58)	(2,220)	1,372	(8c)	(497	) (8f)	-		(3,962)	-	-	-	-		(3,962)
Net income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(11,961)	$6,171	$20,026	$179		$(4,126)		$(24,444)		$(14,155)	$(9,087)	$(553)	$(9,640)	$6,466		$(17,329)
Less: Perferred stock and dividends accretion	2,049	-	-	-		-		1,246	(8h)	3,295						3,295
Net income (loss) from continuing operations attributable to common stock and participating preferred stockholders	(14,010)									(17,450)						(20,624)

Basic income (loss) per common share
Net loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.71)															$(1.00)
Diluted income (loss) per common share
Net loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.71)															$(1.00)
Weighted average common shares outstanding
Basic	19,729													867	(9)	20,596
Diluted	19,729													867	(9)	20,596

See notes to unaudited pro forma condensed combined financial statements

1.	Description of the Transaction

Acquisition of UTAIC and CGIC

On April 13, 2015, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Continental General Corporation, a Nebraska corporation, and Great American Financial Resources, Inc., a Delaware corporation (collectively, the “Sellers”), pursuant to which the Company agreed to purchase from the Sellers all of the issued and outstanding shares of common stock of the Insurance Companies, as well as all assets owned by the Sellers or their affiliates that are used exclusively or primarily in the business of the Insurance Companies, subject to certain exceptions. The Insurance Companies are providers of long-term care and life insurance policies and annuity contracts.

Previous acquisitions reflected within the pro forma

On May 29, 2014, the Company completed the acquisition of 2.5 million shares of common stock of Schuff, a steel fabrication and erection company and negotiated an agreement to purchase an additional 198,411 shares, representing an approximately 65% interest in Schuff. Schuff repurchased a portion of its outstanding common stock in June 2014, which had the effect of increasing the Company’s ownership interest to 70%. During the fourth quarter of 2014 and the first quarter of 2015, the final results of a tender offer for all outstanding shares of Schuff were announced and various open-market purchases were made, which resulted in the acquisition of 815,843 shares and an increase in our ownership interest to 91%. Schuff and its wholly-owned subsidiaries primarily operate as integrated fabricators and erectors of structural steel and heavy steel plates with headquarters in Phoenix, Arizona and operations in Arizona, Georgia, Texas, Kansas and California. Schuff’s construction projects are primarily in the aforementioned states. In addition, Schuff has construction projects in select international markets, primarily Panama. The Company acquired Schuff to expand the business that it engages in and saw Schuff as an opportunity to enter the steel fabrication and erection market. The Company purchased 2.5 million shares of common stock of Schuff for $78.75 million. The purchase price of Schuff was valued at $31.50 per share which represented both the cash paid by the Company for its 60% interest, and the fair value of the noncontrolling interest of 40%.

On September 22, 2014, the Company completed the acquisition of Bridgehouse Marine and its subsidiary, Global Marine Systems Limited (“GMSL”). The purchase price is reflective of an enterprise value of approximately $260 million, including assumed indebtedness of approximately $130 million leaving a net enterprise value of approximately $130 million. GMSL is a leading provider of engineering and underwater services on submarine cables.

2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and six months ended June 30, 2015 are based on the historical combined financial statements of HC2, UTAIC, CGIC, after giving effect to the completion of the acquisition and the assumptions and adjustments described in the accompanying notes. In addition, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is inclusive of the Schuff and GMSL historical operations prior to the acquisition by HC2. Such pro forma adjustments are (1) factually supportable, (2) directly attributable to the acquisition, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

At this preliminary stage, no identifiable finite lived intangible assets were identified for the acquisition of the Insurance Companies. The estimated identifiable indefinite lived intangible asset represents state licenses, which are not amortized, but will be subject to periodic impairment testing. Reserves were calculated using actuarial assumptions for future morbidity, persistency, premiums and future expenses as of June 30, 2015. In addition, the reserves reflect current and forward interest rates based on the current economic environment. A provision for adverse deviation was included on future interest rates and premiums. Goodwill represents the excess of the estimated purchase price over the estimated fair value of the Insurance Companies’ assets and liabilities, and will not be amortized, but will be subject to periodic impairment testing. Upon consummation of the acquisition, the estimated fair value of the assets and liabilities will be updated.

The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined financial position or the results of operations that might have been achieved had the transaction been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the transaction. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not reflect expected revenue synergies, expected cost savings or restructuring actions that may be achievable, or the impact of any non-recurring activity and one-time transaction related costs.

3.	Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial statements, the Company conducted a review of the accounting policies of the Insurance Companies to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to HC2’s accounting policies and classifications. The Company did not become aware of any material differences between the accounting policies of HC2 and the Insurance Companies during the preparation of these unaudited pro forma condensed combined financial statements, with the exception of certain insurance specific accounting policies, which have not been applicable to HC2 prior to the Insurance Companies acquisition and certain reclassifications necessary to conform to HC2’s financial presentation. Accordingly, these unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between HC2 and the Insurance Companies. The results of this review are included in Note 4. Upon consummation of the Insurance Companies acquisition, a more comprehensive review of the accounting policies of the Insurance Companies will be performed which may identify other differences among the accounting policies of HC2 and the Insurance Companies that, when confirmed, could have a material impact on the unaudited pro forma condensed combined financial statements.

4.	Historical HC2, and Insurance Companies conforming adjustments

HC2 has historically reported a classified balance sheet, with assets and liabilities separated between current and non-current, while the Insurance Companies have historically reported their balance sheets on an unclassified basis. However, after giving consideration to the nature of the Insurance Companies businesses and the impact of their inclusion of their balance sheets on HC2’s consolidated balance sheet upon completion of the acquisition, HC2 will report its consolidated balance sheet on an unclassified basis, and HC2’s consolidated balance sheet presentation and captions will be generally based on the SEC’s Regulation §S-X 210-7.03. Accordingly, HC2’s historical amounts reflected in the unaudited combined pro forma balance sheet as of June 30, 2015 have been reclassified to conform to the unclassified presentation. A reconciliation of the significant reclassifications made to HC2’s historical balance sheet is provided below.

Financial information of HC2 column of the unaudited pro forma condensed combined balance sheet represents the historical reported balances of HC2 reclassified to conform to the go-forward presentation as a result of the acquisition of UTAIC and CGIC in HC2’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of HC2.

(dollars in thousands)	Before Reclassification	Reclassification Amount	After Reclassification	Ref.

Assets:
Short-Term Investments	12,265	(12,265)	-	1
Long-Term Investments	71,793	(71,793)	-	2
Fixed Maturities	-	1,032	1,032	1
Equity Securities	-	27,329	27,329	1,2
Other Investments	-	55,697	55,697	1,2
Deferred tax asset - current	1,701	(1,701)	-	3
Deferred tax asset - long-term	20,998	(20,998)	-	3
Deferred tax asset		22,699	22,699	3
Prepaid expenses and other current assets	23,746	(23,746)	-	4
Other assets	18,429	23,746	42,175	4

Liabilities:
Accounts payable	81,644	(81,644)	-	5
Accrued interconnection costs	31,551	(31,551)	-	5
Accrued payroll and employee benefits	19,222	(19,222)	-	5
Accrued expenses and other current liabilities	51,640	(51,640)	-	5
Accrued income taxes	912	(912)	-	5
Accrued interest	2,847	(2,847)	-	5
Accounts payable and other current liabilities	-	187,816	187,816	5
Current portion of long-term obligations	12,752	(12,752)	-	6
Long-Term Obligations	374,321	12,752	387,073	6
Current portion of pension liability	6,037	(6,037)	-	7
Pension Liability	28,501	6,037	34,538	7

_________________________

1.	Adjustment to reclassify $12,265 of “Short-term investments” into $1,032 of “Fixed maturities”, $11,214 of “Equity securities”, and $19 of “Other Investments”
2.	Adjustment to reclassify $71,793 of “Long-term investments” into $16,115 of “Equity securities” and $55,678 of “Other investments”
3.	Adjustment to reclassify “Deferred tax asset - current” and “Deferred tax asset - long-term” to “Deferred tax asset”
4.	Adjustment to reclassify “Prepaid expenses and other current assets” to “Other assets”
5.	Adjustment to reclassify “Accounts payable”, “Accrued interconnection costs”, “Accrued payroll and employee benefits”, “Accrued expenses and other current liabilities”, “Accrued income taxes”, and “Accrued interest” to “Accounts payable and other current liabilities”
6.	Adjustment to reclassify “Current portion of long-term obligations” to “Long-term obligations”
7.	Adjustment to reclassify “Current portion of pension liability” to “Pension liability”

Financial information of the Insurance Companies in the “UTAIC Historical” and “CGIC Historical” columns of the unaudited pro forma condensed combined financial statements represents the historical audited balances of UTAIC and CGIC reclassified to conform to the presentation in HC2’s condensed consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of the Insurance Companies.

Insurance Companies' Reclassification and classification of the unaudited condensed combined pro forma balance sheet as of June 30, 2015

	UTAIC			CGIC			Ref.
	Before Reclassification	Reclassification Amount	After Reclassification	Before Reclassification	Reclassification Amount	After Reclassification
(dollars in thousands)
Assets:
Deferred policy acquisition costs	49,472	(49,472)	-	15,851	(15,851)	-	1
Other assets	4,551	(2,146)	2,405	3,182	(2,695)	487	1
Intangibles including DAC, net	-	49,472	49,472	-	18,546	18,546	1
Goodwill	-	2,146	2,146	-	-	-	1

_______________________

1.	Adjustment to reclassify “Deferred policy acquisition costs” and intangible assets within “Other assets” into “Intangibles including DAC, net” and “Goodwill”

UTAIC and CGIC reclassification of the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months ended June 30, 2015

	UTAIC			CGIC			Ref.
(dollars in thousands)	Before Reclassification	Reclassification Amount	After Reclassification	Before Reclassification	Reclassification Amount	After Reclassification
Other Income	19	(19)	-	2,342	(2,342)	-	1
Other income (expense), net	-	19	19	-	2,342	2,342	1
Other operating and general expenses	7,029	(7,029)	-	2,530	(2,530)	-	2
Selling, general and administrative	-	7,029	7,029	-	2,530	2,530	2

_________________________

1.	Adjustment to reclassify “Other Income” into “Other income (expense), net.”
2.	Adjustment to reclassify “Other operating general expenses” into “Selling, general and administrative” expenses.

UTAIC and CGIC reclassification of the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2014

	UTAIC			CGIC			Ref.
(dollars in thousands)	Before Reclassification	Reclassification Amount	After Reclassification	Before Reclassification	Reclassification Amount	After Reclassification
Other Income	19	(19)	-	4,800	(4,800)	-	1
Other income (expense), net	-	19	19	-	4,800	4,800	1
Other operating and general expenses	11,759	(11,759)	-	3,220	(3,220)	-	2
Selling, general and administrative	-	11,759	11,759	-	3,220	3,220	2

_______________________

1.	Adjustment to reclassify “Other Income” into “Other income (expense), net.”
2.	Adjustment to reclassify “Other operating general expenses” into “Selling, general and administrative” expenses.

5.	Preliminary Purchase Consideration Allocation

The allocation of the total consideration shown below is based on preliminary estimates and is subject to change based on the final determination of the fair value of the Insurance Companies’ assets acquired and liabilities assumed. The purchase consideration is planned to be paid in cash and HC2's common stock and is subject to change at the Company’s discretion. The fair value of consideration expected to be transferred on the closing date is detailed below:

UTAIC and CGIC Purchase Price Allocation
(in thousands)	Cash	Equity	Total
Base Purchase Price	$7,000	$-	$7,000
Excess Capital and Surplus Adjustment	2,037	6,111	8,148
Reserve Release (Contingent Payment)	3,250	9,750	13,000
Due to Sellers	$12,287	$15,861	$28,148

The reserve release represents an additional contingent payment to the Seller in the maximum amount of $13 million (the “Contingent Payment”). The Contingent Payment is calculated based on the fluctuation of the statutory cash flow testing and premium deficiency reserves annually following each of the Insurance Companies’ filing with its domiciliary insurance regulator of its annual statutory statements for each calendar year ending December 31, 2015 through and including December 31, 2019 to bridge the gap between estimates at the time of acquisition and actual results. To calculate our estimate, cash flow testing sensitivities were performed assuming improved yields on the asset portfolio based on modest increases in interest rates back towards historical averages. These sensitivities resulted in the estimated projected future reserve releases that may occur. Interest rate assumption improvements alone were the basis for the projected cash flow testing reserve release. Based on the performed analysis, HC2 expects to fund the Contingent Payment over the prescribed period. The Company will re-perform this assessment at each reporting period through December 31, 2019 or until the total of the Contingent Payments reaches $13 million.

(in thousands)
Preliminary estimate of assets acquired and liabilities assumed
Assets:
Cash and cash equivalents	$28,411
Fixed maturities, available for sale at fair value	1,234,637
Equity securities, available for sale at fair value	79,164
Mortgage loans	2,113
Policy loans	18,595
Other investments	3,889
Accrued investment income	14,734
Reinsurance recoverable on losses and loss expenses	599,766
Intangibles	2,695
Other assets, net	2,311
Deferred tax asset	36,207
Liabilities:
Annuity reserves	267,691
Life, accident and health reserves	1,702,509
Other liabilities	49,017
Total identifiable net assets acquired	3,305
Goodwill	24,843
Estimated purchase price	$28,148

Under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”), assets acquired and liabilities assumed are recorded at fair value. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the acquisition are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Such a valuation requires estimates and assumptions including, but not limited to, estimating future cash flows and direct costs in addition to developing the appropriate discount rates. HC2’s management believes the fair values recognized for the assets to be acquired and the liabilities to be assumed are based on reasonable estimates and assumptions currently available. The final determination of the acquisition consideration and fair values of the Insurance Companies assets and liabilities will be based on the actual net tangible and intangible assets of the Insurance Companies that exist as of the date of completion of the acquisition. Consequently, the amounts allocated to goodwill and intangible assets could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired finite lived intangible assets.

The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. At this preliminary stage, the intangible assets identified are indefinite lived identifiable intangible assets representing state licenses with a value of $2.7 million, which are not amortized, but will be subject to periodic impairment testing. In addition, the Company determined the fair value of the Insurance Companies’ life, accident and health reserves through cash flow projections and capital requirements using actuarial assumptions and gross premium adequacy analyses.

The expected amortization related to the preliminary fair value of the acquired intangible assets and liabilities for the five years following the acquisition is reflected in the table below:

			Year following the acquisition
(dollars in thousands)	June 30, 2015	Estimated remaining useful life (years)	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of intangibles:
State licenses	2,695	Indefinite	n/a	n/a	n/a	n/a	n/a
Benefit of the fair value adjustment to acquire Life accident and health reserves	196,190	60	$8,649	$8,500	$7,861	$7,198	$6,608
Total expected amortization, pre-tax			$8,649	$8,500	$7,861	$7,198	$6,608

Total expected amortization, after-tax			$5,622	$5,525	$5,109	$4,678	$4,295

Taxes

The Company has agreed to make a joint election with the Sellers under Internal Revenue Code section 338(h)(10) (“338 Election”) to treat the stock purchases as asset purchases for U.S. Federal income tax purposes. The resulting step-down in the tax bases of the acquired assets is reflected in the above net deferred tax asset of $36.2 million for differences between the fair value and tax bases of the acquired assets and liabilities. The Company estimates that none of the goodwill reflected above will be deductible for income tax purposes.

The net deferred tax asset includes $22.8 million for the estimated tax basis in amortizable policy acquisition costs (“DAC Tax”), which is fully offset by a current tax liability of $22.8 million included in other liabilities. The current tax liability is a result of the 338 Election which allows the Sellers to deduct any unamortized DAC Tax at the acquisition date, but requires the Company to re-establish DAC Tax on the acquired assets as if they were purchased in a taxable reinsurance transaction. However, this re-established DAC Tax causes a current tax liability to the Company which is a temporary difference that will be amortized and deductible over the following 10 years for income tax purposes.

6.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Adjustments included in the “Acquisition Adjustments” column in the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2015 are as follows:

(dollars in thousands)			Increase (decrease) as of June 30, 2015

Assets:
(6a	)	Adjustments to cash and cash equivalents:
		To reflect the cash consideration paid by HC2 to UTAIC/CGIC common shareholders to effect the merger funded by available cash resources	(9,037)
		To reflect estimated transaction costs to be paid by HC2	(259)
			(9,296)
(6b	)	Adjustments to deferred tax assets:
		To eliminate deferred tax asset of CGIC as a result of Section 338(h)(10) election	(19,759)
		To reflect impact to deferred tax asset as a result of Section 338(h)(10) adjustment	36,207
			16,448
(6c	)	Adjustments to goodwill:
		Eliminate UTAIC/CGIC 's historical goodwill	(2,146)
		To record goodwill determined as the preliminary acquisition consideration paid to effect the merger in excess of the estimated fair value of the net assets acquired	24,843
			22,697
(6d	)	Adjustment to eliminate UTAIC/CGIC 's deferred acquisition costs and VOBA	(65,323)
(6e	)	Adjustment to eliminate intercompany transactions between UTAIC/CGIC	(581)
		Total adjustments to assets	(36,055)

Liabilities:
(6g	)	To eliminate deferred tax liability of UTAIC as a result of Section 338(h)(10) election	(289)
(6f	)	To reflect Life, accident and health reserves at fair value	196,190
(6h	)	To reflect the fair value of additional Contingent Payment	13,000
(6i	)	Adjustments to other liabilities:
		To eliminate intercompany receivables and payables between UTAIC and CGI	(581)
		To record Federal Income Tax payable	22,830
			22,249
		Total adjustments to liabilities	231,150

(continued from above)

(dollars in thousands)			Increase (decrease) as of June 30, 2015
Stockholders' equity:
(6j	)	Adjustments to common stock:
		To reflect the elimination of the par value of UTAIC and CGIC 's common shares outstanding	(6,697)
		To reflect the common stock issued as part of the acquisition of the Insurance Companies	1
			(6,696)
(6k	)	Adjustments to additional paid-in capital:
		To eliminate UTAIC/CGIC's historical additional paid-in capital.	(246,316)
		To reflect the additional paid-in-capital due to the stock issuance	6,110
			(240,206)
(6l	)	Adjustments to retained earnings:
		To reflect the elimination of UTAIC/CGIC 's historical retained earnings (accumulated deficit)	4,276
		To reflect estimated transaction costs to be paid by HC2, net of tax.	(259)
			4,017
(6m	)	Adjustment to eliminate UTAIC/CGIC's accumulated other comprehensive income.	(24,320)
		Total adjustments to stockholders' equity	(267,205)
		Total adjustments to liabilities and stockholders' equity	(36,055)

7.	Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

Adjustments included in the “Acquisition Adjustments” column in the accompanying unaudited pro forma condensed combined statements of operations are as follows:

(dollars in thousands)			Increase (decrease) for the six months ended June 30, 2015	Increase (decrease) for the year ended December 31, 2014

Revenues:
(7a	)	Adjustment to net investment income to amortize the fair value adjustment to UTAIC/CGIC 's investments	(3,088)	(6,176)
		Total adjustments to revenues	(3,088)	(6,176)
Expenses:
(7b	)	Adjustment to amortize the difference between the estimated fair value and the historical value of UTA and CGI's Life, accident and health Reserves	(4,250)	(8,649)
(7c	)	Adjustment to eliminate UTAIC/CGIC 's historical policy acquisition costs following the write-off of the deferred policy acquisition costs asset	(5,031)	(7,475)
		Total adjustments to expenses	(9,281)	(16,124)
(7d	)	Adjustment to reflect the income tax impact on the unaudited pro forma adjustments using the U.S. statutory tax rate of 35%	(2,168)	(3,482)
		Total adjustments to net income	4,025	6,466

8.	Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments related to Schuff and GMSL

2014 Adjustments of Schuff and GMSL

Schuff Purchase Pro Forma Adjustments

Pro forma adjustments are made to reflect the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets and the adjustment to net income (loss) for the noncontrolling interest.

The specific pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(dollars in thousands)			Increase (decrease) for the year ended December 31, 2014
Expenses:
(8a	)	Adjustment for depreciation expense resulting from adjustment of net book value to fair value of Schuff's property and equipment arising from the Schuff acquisition	1,019
(8b	)	Adjustment to depreciation expense resulting from adjustment of net book value to fair value of Schuff’s property and equipment and the amortization of intangible assets arising from the Schuff Acquisition.	174
		Total adjustments to expenses	(1,193)
(8c	)	Noncontrolling interest income percentage from 30% to 9% of net income (loss) not attributable to HC2’s ownership of Schuff.	(1,372)
		Total adjustments to net income	179

GMSL Pro forma Adjustments

Pro forma adjustments are made to reflect the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets, the adjustment to deferred revenue on installation and maintenance agreements and the adjustment to net income (loss) for the noncontrolling interest.

The specific pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(dollars in thousands)			Increase (decrease) for the year ended December 31, 2014
Revenues:
(8d	)	Adjustment to installation and maintenance revenue.	(159)
		Total adjustments to revenues	(159)
Expenses:
(8e	)	Depreciation expense resulting from adjustment of net book value to fair value of Bridgehouse Marine’s property and equipment and the amortization of intangible assets arising from the acquisition of Bridgehouse Marine.	3,470
		Total adjustments to expenses	3,470
(8f	)	Noncontrolling interest income adjustment for the approximate 3% of net income (loss) not attributable to HC2’s ownership	497
		Total adjustments to net income	(4,126)

2014 Acquisition Other Pro forma Adjustments

Pro forma adjustments are made to reflect the increase in interest expense. The Company entered into a note purchase agreement with respect to senior secured notes in the amount of $250 million on November 22, 2014.

(dollars in thousands)			Increase (decrease) for the year ended December 31, 2014
Expenses:
(8g	)	The increase in interest expense as a result of $250 million principal amount notes issued at 11% per annum.	24,444
		Total adjustments to expenses	24,444
Other:
(8h	)	Preferred stock and dividend accretion adjustment	1,246

9.	Earnings per Share

The pro forma basic and diluted net loss per common share reflects the assumed issuance of 867 thousand shares assuming a 30 day volume weighted average price of 7.0533 of HC2’s common stock to the Sellers in connection with the purchase of the Insurance Companies. However, the actual number of shares to be issued in connection with the issuance of the Insurance Companies has not been finalized and will be determined only immediately prior to the purchase of the Insurance Companies. The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of HC2’s common stock outstanding during the period. The diluted weighted average number of common shares excludes outstanding stock options, restricted stock units, warrants and convertible preferred stock as a result of the results of operations being loss from continuing operations.